UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 21, 2011
Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio (Address of principal executive offices)	44113 (Zip Code)
Registrant’s telephone number, including area code: 216-621-6060
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.

SIGNATURE

EXHIBIT INDEX
EX-99.1

Item 1.01 — Entry into a Material Definitive Agreement.
As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2011, Forest City Rental Properties Corporation (“FCRPC”), a wholly owned subsidiary of Forest City Enterprises, Inc., entered into the Third Amended and Restated Credit Agreement (“Credit Agreement”) with KeyBank National Association (“KeyBank”), as Administrative Agent, PNC Bank, National Association (“PNC”), as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the various banks party thereto.
Effective on April 21, 2011, FCRPC exercised its right under the Credit Agreement to increase the total revolving loan commitments under the Credit Agreement from $425 million to $450 million, whereby KeyBank and PNC increased their existing principal commitment amounts by $2.5 million each and Credit Agricole Corporate and Investment Bank established a new principal commitment in the amount of $20 million. All other terms of the Credit Agreement remain the same, including the maturity date, payment terms, covenants and applicable interest rates.
A copy of the press release announcing the increase in the total revolving loan commitments is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Forest City Enterprises, Inc., dated April 22, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

	By:	/s/ Robert G. O’Brien

	Name:	Robert G. O’Brien
	Title:	Executive Vice President and Chief Financial Officer

Date: April 22, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Forest City Enterprises, Inc., dated April 22, 2011.